EX-23.1

                        CONSENT OF ACCOUNTANTS


                        Michael Johnson & Co., LLC
                       Certified Public Accountants
                     9175 East Kenyon Avenue, Suite 100
                          Denver, Colorado 80237
                              (303) 796-0099


January 29, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World-Am Communications, Inc. - Form S-8 POS

Dear Sir/Madame:

      As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2001 in World-Am Communications, Inc.'s
Form 10-KSB for the fiscal year ended December 31, 2000, and to all references to our firm included in this Registration Statement.


                                  /s/  Michael Johnson & Co., LLC
                                  Michael Johnson & Co., LLC
                                  Denver, Colorado
                                  January 29, 2002